Exhibit 10.1

LEASE AGREEMENT

BETWEEN

44 WEST GAY LLC

AND

VERRICA PHARMACEUTICALS INC.

LEASE AGREEMENT

AGREEMENT OF LEASE made as of the 1st day of July, 2019 (the “Effective Date”), by and between 44 WEST GAY LLC, a Pennsylvania limited liability company with its principal place of business at 120 Pennsylvania Avenue, Malvern, Pennsylvania 19355 (“Landlord”) and VERRICA PHARMACEUTICALS INC., a Delaware corporation with an address of 10 North High Street, Suite 200, West Chester, Pennsylvania 19380 (“Tenant”). Landlord and Tenant are each individually a “party,” and collectively the “parties”.

WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.	REFERENCE DATA:

As used in this Lease, the following terms shall be defined as indicated and refer to the data set forth in this Section 1.

TENANT’S ADDRESS:

10 North High Street

Suite 200

West Chester, PA 19380

PREMISES:

ALL THAT approximately 5,829 rentable square foot portion (the “Premises”), known as Suite 400 and located on the fourth (4th) floor of the building (the “Building”), along with common areas, located at 44 West Gay Street, West Chester, Pennsylvania (“Property”) and further identified on the floor plan attached hereto as Exhibit “A” and made a part hereof.

TERM:

The initial term of this Lease shall be seven (7) years, commencing on the Commencement Date (as hereinafter defined) and expiring on the last day of the seventh (7th) Lease Year (the “Term”). The term “Lease Year” shall mean each consecutive period of twelve (12) full calendar months, commencing with the Commencement Date, but if the Commencement Date is not the first day of the calendar month, then the first Lease Year shall include the period between the Commencement Date and the end of the month in which the Commencement Date occurs, and the following twelve (12) full calendar months.

Provided Tenant is not in default of any of its obligations under this Lease, both at the time Tenant exercises its renewal option and at the time the Extension Period (hereinafter defined) is scheduled to commence, Tenant shall have the option to extend the Term for one (1) period of five (5) years (the “Extension Period”) on the same terms and conditions herein, except that Base Rent in the Extension Period shall be as specified below. Tenant may exercise the option to extend by giving written notice to Landlord not less than nine (9) months prior to the expiration of the Term. If Tenant elects to extend the Term of the Lease, the Term shall be extended to include the Extension Period. The right granted to Tenant in this paragraph is personal to Tenant and may not be exercised by any successor or assignee of Tenant.

BASE RENT:

(a) Commencing on the Commencement Date, Base Rent for the Premises shall be due on the first day of each calendar month of the Term, in the following amounts for the following periods:

Period	Base Rent	Monthly Installment
6/1/2020 – 5/31/2021	$174,870.00	$14,572.50
6/1/2021 – 5/31/2022	$177,784.50	$14,815.38
6/1/2022 – 5/31/2023	$180,699.00	$15,058.25
6/1/2023 – 5/31/2024	$183,613.50	$15,301.12
6/1/2024 – 5/31/2025	$186,528.00	$15,544.00
6/1/2025 – 5/31/2026	$189,442.50	$15,786.88
6/1/2026 – 5/31/2027	$192,357.00	$16,029.75

Extension Period	Base Rent	Monthly Installment
6/1/2027 – 5/31/2028	$195,271.50	$16,272.63
6/1/2028 – 5/31/2029	$198,186.00	$16,515.50
6/1/2029 – 5/31/2030	$201,100.50	$16,758.38
6/1/2030 – 5/31/2031	$204,015.00	$17,001.25
6/1/2031 – 5/31/2032	$206,929.50	$17,244.13

OPERATING EXPENSE CHARGES: Tenant’s Proportionate Share of Operating Expenses (including taxes, insurance, common area maintenance and janitorial services) in the applicable Operating Year, estimated to be a total of $9.92 per rentable square foot of the Premises for the first year of the Term.

FIXED RENT:

Base Rent plus Operating Expense Charges.

ADDITIONAL RENT:

Sums not including Base Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease.

SECURITY DEPOSIT: $19,391.14 (One Month’s Base Rent plus One Month’s Operating Expense Charges).

TENANT’S PROPORTIONATE SHARE:

Initially 17.35% of Operating Expenses allocable to the office space in the Building, as determined in accordance with the office and retail allocations set forth on Exhibit “B” hereto. This is determined by dividing the rentable square footage of the Premises (5,829) by the rentable square footage of all office space in the Building, excluding the basement and all retail space (33,603).

PERMITTED USES:

Tenant shall use and occupy the Premises for general office use and for no other purpose.

TENANT ALLOWANCE:

Subject to the provisions set forth in Section 3 below, Landlord shall construct Landlord’s Work (hereinafter defined) pursuant to Tenant’s Plans (hereinafter defined), as approved by Landlord, but in no event shall Landlord be obligated to incur Costs (as hereinafter defined) to construct Landlord’s Work in excess of $320,595.00 (or $55.00 per square foot of the Premises) (the “Allowance”). Tenant shall be responsible for all Costs in excess of the Allowance. “Costs” shall mean all “hard” and “soft” costs to construct Landlord’s Work. “Hard” costs shall include the actual costs of labor and materials in the construction of Landlord’s Work, including contractor profit, overhead and general conditions. “Soft” costs shall include all costs other than “hard” costs, including, without limitation, design, engineering and architect’s fees, project management fees (not to exceed 3% of total Costs), permit fees and inspection fees. Landlord shall bid the final construction drawings for Landlord’s Work and shall deliver to Tenant an estimate of the Costs based upon the bid selected by Landlord and such other information as Landlord considers relevant in determining the total Costs. If the Costs are estimated to exceed the Allowance, Tenant shall pay to Landlord within ten (10) days after receipt of such estimate the difference between the Costs and the budgeted amount of the Costs (the “Excess”). Upon completion of Landlord’s Work, Landlord shall submit to Tenant a statement of the actual Costs incurred by Landlord. If the actual Costs exceed the Allowance and the Excess paid to Landlord, Tenant shall pay such additional amount to Landlord within ten (10) days after receipt of such statement. If the actual Costs exceed the Allowance, but are less than the Allowance and the Excess, Landlord shall refund the difference to Tenant with such statement. If the actual Costs are less than the Allowance, Landlord shall credit any excess to Tenant for moving expenses and costs for furniture, fixtures and equipment actually incurred by Tenant, and any additional excess shall be credited against Base Rent. If Tenant requests, and Landlord approves, any changes to Tenant’s Plans, Tenant shall be responsible for one hundred percent (100%) of the costs to implement such change, including any costs resulting from delays in Landlord’s Work, and Tenant shall pay such excess Costs to Landlord as a condition to Landlord’s obligation to construct such change.

RIGHT OF FIRST OFFER:

Provided that Tenant is not in default under the terms of this Lease beyond any applicable cure period, during the initial Term hereof, Tenant shall have a right of first offer (the “Right of First Offer”), during the initial seven (7) year term only (the “Initial Term”) to lease that certain space containing approximately 5,829 square feet and located on the fourth (4th) floor of the Building (the “First Offer Space”), such First Offer Space being identified on the floor plan attached hereto as Exhibit “A”, upon the following terms and conditions:

(a) Commencing on the Effective Date and continuing throughout the initial Term, Tenant shall have the continuing right to lease the First Offer Space from Landlord on the same terms and conditions as set forth in this Lease for the Premises, including but not limited to a proportionate share of the Allowance described above. After November 1, 2019, if Tenant has not yet exercised its Right of First Offer to lease the First Offer Space, Landlord shall have the right to market the First Offer Space to other tenants or occupants, however, notwithstanding Landlord’s marketing efforts, Tenant shall continue to have its Right of First Offer. In the event that a prospective tenant submits a letter of intent setting for the terms on which it is interested in leasing or occupying all or any portion of the First Offer Space, Landlord shall give Tenant written notice (“Landlord’s Notice”) of the existence of such prospective tenant. Within ten (10) days after Tenant’s receipt of Landlord’s Notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect either (i) to lease the First Offer Space on the same terms and conditions as set forth in this Lease for the Premises, as set forth above, or (ii) to decline to lease the First Offer Space. If Tenant fails to elect clause (i) within such ten (10)–day period, then Tenant shall be deemed to have declined to lease the First Offer Space. In the event that Tenant declines (or is deemed to have declined) to lease the First Offer Space, then Landlord shall be free to lease the First Offer Space to any other party(ies) without any further obligation to Tenant hereunder, and Tenant shall have no further Right of First Offer with respect to the First Offer Space or any other space in the Building.

(b) If Tenant elects to lease the First Offer Space in accordance with subparagraph (a) above (upon such election, the “Additional Space”), then Landlord and Tenant shall execute an amendment to the Lease to provide for the inclusion of the Additional Space. All terms and conditions of the Lease shall apply to the Additional Space except that: (i) Tenant’s Proportionate Share with respect to Operating Expense Charges shall be increased to take into account the square footage of the Additional Space and all other terms of the Lease affected by the addition of such square footage shall be adjusted accordingly, (ii) Landlord shall perform or construct improvements to the Additional Space, as shall be more specifically set forth in the lease amendment, but in no event shall Landlord be obligated to incur Costs to construct such improvements in excess of the $55.00 per square foot Allowance described above (the “New Space Allowance”), (iii) Tenant shall increase the Security Deposit by one (1) month of Base Rent for the Additional Space, and (iv) Tenant shall not be entitled to any other allowances, credits, options or other concessions with respect to the Additional Space unless specifically provided for in Landlord’s Notice, or the Lease, as amended. Notwithstanding the foregoing, unless Tenant agrees in writing to extend the term of this Lease with respect to the original Premises and the Additional Space to end seven (7) years after the effective date of the addition of the Additional Space to the

Premises, then the New Space Allowance shall be prorated based on the amount of time remaining in the Initial Term. For example, if the Additional Space is added to the Premises effective as of the end of the second Lease Year (meaning five (5) Lease Years remain in the Initial Term) and Tenant does not agree in writing to extend the Initial Term for two (2) Lease Years, then the New Space Allowance shall be $39.28 per square feet of space in the Additional Space ($55/sf x 5/7 = $39.28).

(c) The effective date of the addition of the Additional Space to the Premises shall be the date that Landlord delivers possession of the Additional Space to Tenant in accordance with the terms of Landlord’s Notice.

(d) Except as otherwise provided in Landlord’s Notice and in subparagraph (b) above, Tenant agrees to accept the Additional Space in its “AS IS” condition, without any representation or warranty by Landlord.

2.	DEMISE:

Landlord hereby demises and lets to Tenant and Tenant hereby hires and leases from Landlord the Premises for the Term, upon the conditions and limitations set forth herein.

3.	CONDITION OF PREMISES:

(A)

Subject to the Tenant Allowance set forth in Section 1 above, Landlord shall construct the work required to be performed in the interior of the Premises (“Landlord’s Work”) in accordance with Tenant’s Plans. Except for Landlord’s Work, Landlord shall not be obligated to perform any improvements to the Premises or to or for the benefit of Tenant, and except as expressly set forth herein, Landlord makes no representations or warranties regarding the Premises or Landlord’s Work, express or implied, including, any warranty of habitability, merchantability or fitness for a particular use. Promptly following full execution of this Lease, Tenant shall deliver to Landlord, for Landlord’s approval, plans and specifications depicting Landlord’s Work prepared by a licensed architect (“Tenant’s Plans”), which said work shall not affect the structure or exterior of the Building or any building systems. Landlord shall secure and pay for all permits and fees, licenses and inspections necessary for the proper execution and completion of Landlord’s Work. Landlord shall comply with and give all notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of Landlord’s Work.

(B)

Landlord shall use its reasonable efforts to cause Landlord’s Work to be substantially completed on or before the Commencement Date, subject to extension for any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain labor or materials, accidents, fire or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord (collectively, “Force Majeure”) or Tenant Delay (defined below), provided, however, that Landlord shall not be liable to Tenant for any delay in the delivery of the Premises.

(C)

Landlord promptly shall correct, at Landlord’s cost and expense, all defects in Landlord’s Work and any Landlord’s Work failing to conform to the applicable requirements of this Lease, provided that such defect appears and Tenant gives Landlord written notice thereof during the first 365 days of the Term. Landlord’s obligation under this Section 3(C) shall survive Tenant’s occupancy of the Premises upon substantial completion of Landlord’s Work.

(D)

Immediately upon the completion of Landlord’s Work, Tenant and Landlord jointly shall inspect the same in order to determine and record its condition and to prepare a comprehensive list of items that have not been completed (or which have not been correctly or properly completed) in strict conformity with Tenant’s Plans (as the same may have been modified or amended) (collectively, “Punch List Items”). Landlord thereafter shall proceed promptly to complete and correct all Punch List Items.

(E)

The term “Tenant Delay” shall mean delay in Landlord’s construction of Landlord’s Work to the extent attributable to (i) Tenant’s delay in submitting Tenant’s Plans to Landlord for Landlord’s approval, (ii) Tenant’s making changes to Tenant’s Plans after such documents have been finally approved by Landlord or (iii) interference by Tenant or Tenant’s contractors in Landlord’s orderly scheduling, sequencing and performance of Landlord’s Work. Landlord shall give Tenant written notice of any Tenant Delay promptly after the occurrence of same. The Commencement Date shall be accelerated by the number of days that Landlord is delayed in completing Landlord’s Work as a result of a Tenant Delay.

4.	TERM; OUTSIDE DELIVERY DATE:

The Term shall commence on the date that Landlord substantially completes Landlord’s Work and delivers possession of the Premises to Tenant, or the date that Tenant enters upon the Premises, with Landlord’s consent, to perform any work in the Premises, whichever is earlier (the “Commencement Date”). The Commencement Date is estimated to be June 1, 2020.

In the event Landlord does not substantially complete Landlord’s Work and deliver possession of the Premises to Tenant on or before December 31, 2020 (the “Outside Delivery Date”), Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by written notice to Landlord (which termination right shall expire in the event the Premises is delivered to Tenant after the Outside Delivery Date and prior to Tenant’s termination notice), whereupon neither party shall have any further right or remedy hereunder. The Outside Delivery Date shall be extended by one day for each day Landlord’s Work is delayed by reason of force majeure or Tenant Delay.

5.	BASE RENT:

(A)

Tenant shall pay to Landlord during the Term of the Lease the Base Rent, without notice or demand, in the monthly installments specified in Section 1, in advance on the first day of each calendar month of the Term. The first month’s installment of the Base Rent shall be payable upon the execution of this Lease. If the Term commences other than on the first day of a calendar month, then the installment of Base Rent for the first calendar month shall be adjusted proportionately, and the aforesaid first installment paid by Tenant upon execution of this Lease shall be initially applied to the first partial month of the Term, and the balance to the next month.

(B)

Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, in lawful currency of the United States of America to Landlord at the address set forth in Section 1 hereof, or at such other address as Landlord may from time to time designate in writing to Tenant.

Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge of five (5%) percent of such overdue amount, plus any attorney’s reasonable fees and court costs incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due to Landlord hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. In addition, any amounts due and not paid by Tenant within thirty (30) days after the same is due shall accrue interest at the annual rate of 12% per annum.

6.	OPERATING EXPENSE CHARGE:

(A)

Subject to Tenant’s reimbursement obligations set forth below, Landlord shall pay (i) all operation and maintenance costs and expenses incurred in the operation, repair, replacement and maintenance of the Building, the Property and the common areas thereof, and (ii) all Real Estate Taxes affecting the Property. The term Real Estate Taxes shall mean all real property and personal property taxes, assessments, charges, levies and impositions imposed upon (i) the Property and/or the Building, (ii) the rents derived therefrom, (iii) the fixtures, equipment and all other property of Landlord, real or personal, located in or at the Property and/or the Building and used in the operation of same, and (iv) any license, fee, tax or charge upon Landlord’s business of leasing and operating the Property, and all other taxes that may be imposed or levied in lieu of or in substitution for or supplementary to such real property and personal property taxes; provided, however, that the term Real Estate Taxes shall not include any federal or state income tax, or any franchise, capital stock, estate or inheritance taxes of Landlord (“Real Estate Taxes”).

(B)

During each calendar year or portion thereof during the Term hereof (an “Operating Year”), Tenant shall pay Landlord as additional rent, the Operating Expense Charges. Commencing on the Commencement Date, and on the first day of each month thereafter for the balance of the Term hereof, Tenant shall pay Landlord in advance an amount equal to one-twelfth of the Operating Expense Charges. Landlord shall estimate the Operating Expense Charges payable in any Operating Year, and Tenant shall pay one-twelfth (1/12th) of the amount so estimated during such Operating Year. On or before the 1st day of May after any Operating Year in which Operating Expense Charges were paid based upon estimates of Landlord, Landlord shall deliver a report to Tenant reflecting the actual Operating Expenses for the previous Operating Year, and the actual amount of Operating Expense Charges payable by the Tenant for such year. Within ten (10) days after receipt of such statement, Tenant shall pay to Landlord, or Landlord shall credit Tenant, as the case may be, the difference between (a) the Operating Expense Charges projected by Landlord for the preceding year and paid by Tenant, and (b) the actual Operating Expense Charges due from Tenant for said year.

The Operating Expense Charges due and payable under the terms, covenants, conditions and agreements of this Section shall be payable to Landlord without any setoff or deduction, and such Operating Expense Charge shall be pro-rated during the first and last years of the term hereof.

(C)

The term “Operating Expenses” shall mean the Real Estate Taxes and all reasonable costs incurred by or on behalf of Landlord for the repair, replacement, operation, maintenance, securing, insuring and policing of the Building and the Property. The Operating Expenses shall be determined on an accrual or cash basis method of accounting as determined by Landlord and shall include, without limitation, the following expenses in reasonable amounts related to such common areas:

(1)

All wages, salaries and fringe benefits of all employees engaged in the management, operation, repair, replacement, maintenance and security of the Building and the Property, including federal, state and local taxes, insurance and all other employee benefits relating thereto;

(2)	All supplies and materials used in the management, operation, repair, replacement, maintenance and security;

(3)

All utilities, including, without limitation, gas, water, sewer, electricity, power, heating, lighting, air-conditioning and ventilating, except that which is submetered to other tenants of the Property;

(4)

All service, maintenance and warranty agreements on the Property and the equipment thereof, including, without limitation, alarm service, heating, air-conditioning, ventilating, cost of chilling and heating water for the HVAC systems for each tenant in the Property and in the common areas, window cleaning and elevator maintenance;

(5)	All casualty and liability insurance (including, without limitation, rental interruption insurance);

(6)	All repairs, replacements and maintenance costs;

(7)	All janitorial, trash removal, pest control and cleaning services;

(8)	All snow removal and landscaping expense;

(9)

All capital improvements or capital expenses; provided that the cost of any such capital improvement shall be amortized over the useful life of such improvement or expense at an interest at the rate of one (1%) per cent per annum above the prime rate of interest as posted in the Wall Street Journal as the same may change, from time to time, and only the annual installment of such amortized amount shall be included in Operating Expenses for any year;

(10)	Costs incurred in renting equipment for use in the Building or Property;

(11)	Management fees, security services and governmental licenses and permits; provided that management fees shall not exceed four percent (4%) of base rents for the Building;

(12)	All legal fees, accounting fees and other professional fees; and

(13)	All other costs and expenses, dissimilar or similar, necessarily and reasonably incurred by the Landlord in the proper operation and maintenance of a first-class office building.

Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses: (i) costs and expenses for capital improvements, except as set forth in (9) above, (ii) expenses incurred in the leasing of or procuring new tenants (i.e., leasing commissions, advertising expenses and the cost of tenant improvements for new tenants), and (iii) legal expenses pertaining to the enforcement of any lease.

In determining Operating Expenses for any year, the following adjustments shall be made:

(i) if less than one hundred percent (100%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been one hundred percent (100%) throughout such year;

(ii) if any tenant of the Building supplies itself with a service at any time during such year that Landlord would ordinarily supply without separately charging therefor, then Operating Expenses shall be deemed to include the cost that Landlord would have incurred had Landlord supplied such service to such tenant;

(iii) if, after the first calendar year of the Term, Landlord successfully obtains a reduction in Real Estate Taxes, then the Operating Expenses shall thereafter be correspondingly reduced (on a dollars per square foot basis) to the extent of the reduction in Real Estate Taxes; and

(iv) Commencing with the second full calendar year after the Commencement Date, Tenant’s Proportionate Share of Controllable Expenses shall not exceed the Cap in such calendar year. “Controllable Expenses” shall mean all Operating Expenses other than Real Estate Taxes, costs of insurance, costs of snow and ice removal, security costs, utility costs and costs to comply with laws. The “Cap” in the second full calendar year after the Commencement Date shall be one hundred five percent (105%) of the Controllable Expenses in the prior calendar year, and the Cap shall increase by five percent (5%) in each calendar year thereafter on a cumulative and compounding basis.

7.	SECURITY DEPOSIT:

As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the Security Deposit. This Security Deposit shall not be deemed to constitute rent for any month. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days after the expiration of the Term. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer the Security Deposit to Landlord’s successor in interest and Landlord shall thereafter be considered released by Tenant from all liability to account for or to return the Security Deposit. In the event of any permitted assignment of Tenant’s estate or interest in the Demised Premises, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to an accounting for or the return of the Security Deposit to the assignor.

8.	LANDLORD’S SERVICES; PAYMENT OF UTILITY CHARGES:

(A)	So long as no default has occurred or is continuing after applicable notice and grace periods, and subject to Tenant’s payment obligations under Section 6 above, Landlord shall:

(i) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord;

(ii) Furnish electricity, heat, ventilation and air conditioning to the Premises during Landlord’s normal Building operating hours, which normal operating hours shall be from 7:00 a.m. until 7:00 p.m., Monday through Friday;

(iii) Provide janitorial services in accordance with Landlord’s standard janitorial specifications attached hereto as Exhibit “D”;

(iv) Provide elevator service to the Premises in the manner currently provided in the Building; and

(v) Provide electricity to the Leased Premises in amounts necessary for normal office use.

It is understood that Landlord does not warrant that any of the services referred to in this Section will be free from interruption from causes beyond the reasonable control of Landlord. Unless resulting from Landlord’s gross negligence or willful misconduct, no interruption of service shall ever be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages, permit Tenant to abate rent or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease.

(B)

In addition to the Base Rent and Operating Expense Charges, Tenant shall pay for all utilities (including, without limitation, gas and electricity) that are consumed within the Premises. If a meter or submeter is installed, Tenant shall pay for its consumption of such utility based on its metered usage based upon normal and customary rates of utility providers in the area. If no meter or submeter is installed, Tenant shall pay its share of the charges for such utilities as a part of the Operating Expense Charges; provided that Landlord may elect to calculate Tenant’s charge for any particular utility service based on the percentage which the rentable square footage of the Premises bears to the square footage of the areas of the Building serviced by such utility. Tenant shall pay all utility bills within ten (10) days after receipt by Tenant. Landlord shall at all times have the exclusive right to select the provider or providers of utility service to the Premises and the Property, and Landlord shall have the right of access to the Premises from time to time to install or remove utility facilities.

9.	REPAIRS:

(A)

Except as specifically otherwise provided in this Lease, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall not replace lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself and shall advise Landlord of Tenant’s desire to have Landlord make such repairs, at Tenant’s expense. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

(B)

Except as specifically otherwise provided in this Lease, Landlord shall make or cause to be made all structural repairs to the Building, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and serving the Premises (excluding repairs to any supplemental HVAC systems, kitchens, any non-Building standard fixtures or other improvements or any other portions of the Premises or fixtures, equipment and improvements therein requiring maintenance of a type or nature not customarily provided by Landlord to office tenants of the Building), and all repairs to exterior windows and glass (including caulking and weather-stripping). Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair.

(C)

Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition.

(D)

Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Property and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made by Landlord at the sole cost and expense of Tenant, payable on demand, except to the extent of insurance proceeds received by Landlord.

10.	INSURANCE:

(A)

Tenant, at Tenant’s expense, shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord; (i) insurance against claims for personal injury (including death) and property damage, under a policy of commercial general liability insurance, in amounts not less than $2,000,000 combined single limit in respect of bodily injury (including death) and $2,000,000 for property damage; and (ii) such other insurance as may reasonably be required by the holder of a mortgage on the Building. Tenant’s insurance policy referred to in subsection (i) above shall name Landlord, its mortgagees and its designees an additional insured party(ies).

(B)

Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required to be maintained. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty days’ prior written notice to Landlord. Tenant shall also furnish to Landlord throughout the Term replacement certificates at least thirty days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to the requesting party copies of all policies required to be maintained hereunder.

(C)

Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or the property of such party, even if such liability results from the negligence of the other party; PROVIDED, HOWEVER, that this release shall be effective only (i) during such time as the applicable insurance policy carried by such party name the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor. Nothing in the foregoing is intended to require the tenant to reduce for deductible amounts of its insurance below such amounts as of the date of execution of this Lease.

(D)

Landlord’s Building Insurance – As an Operating Expense, Landlord shall keep the Building insured against perils under an insurance policy which is at least as broad as Insurance Service Office (ISO) form CP 1030 in the amount of the full replacement value of the Building.

11.	CASUALTY:

(A)

If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises, but excluding Tenant’s furniture, fixtures, equipment and other property therein and any improvements or alterations made to the Premises by Tenant after the Commencement Date, provided that if, in Landlord’s reasonable judgment, the damage would require more than 60 days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, Landlord may terminate this Lease by providing written notice to Tenant within 60 days following the occurrence of the fire or other casualty, which notice shall specify a termination date not less than 30 days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required for Landlord to procure said insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord’s reasonable control.

(B)

During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant’s obligation to pay Base Rent under Section 5 and Operating Expense Charges under Section 6 shall abate in the proportion which the damaged area of the Premises bear to the entire Premises.

12.	CONDEMNATION:

(A)

If all of the Premises is taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, or (ii) if, in addition to a portion of the Premises, a portion of the Building or Property is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in the Building, or (iii) if a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) and (ii) above and Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when the condemned portion of the Premises, Building or Property is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date.

(B)

If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Base Rent shall be reduced in the proportion which the condemned area bears to the entire area of the Premises, and Tenant’s Proportionate Share shall be reduced by the same proportion.

(C)

Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant’s leasehold estate.

13.	TENANT’S FIXTURES:

Tenant shall have the right to install trade fixtures, office machinery and computer equipment (excluding alterations, improvements and additions which are governed by Section 14) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, office machinery and equipment shall be limited to items normally used in an office building. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment or machinery in the Premises (other than normal office machinery and equipment) without Landlord’s prior written consent. Tenant shall remove all such trade fixtures, office machinery and computer equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal, provided Tenant shall not be required to repaint.

14.	ALTERATIONS:

Tenant shall not, without on each occasion first obtaining Landlord’s prior written consent, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall take all steps required or permitted by law to avoid the imposition of any mechanics’ lien upon the Premises, Building and Property, and upon the completion of any such alterations, improvements and/or additions, shall deliver to Landlord final releases of liens and claims from any and all contractors, subcontractors and materialmen performing work or supplying materials in connection with such alterations, improvements and/or additions. All alterations, improvements and additions, except for minor alterations and improvements, become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; PROVIDED, HOWEVER, if so notified by Landlord, Tenant shall, prior to the end of the Term, remove all and any such alterations and improvements made by Tenant after initial occupancy, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and removal, provided Tenant shall be required to repaint pursuant to the foregoing obligation. For purposes of this Section 14, “minor improvements” shall be defined as those improvements costing no more than $5,000.00 for any particular improvement or series of related improvements.

15.	MECHANICS’ LIENS:

Tenant shall not, in the making of any repairs or alterations to the Premises, suffer or permit any mechanic’s, laborer’s or materialman’s lien to be filed against the Premises, Building, Property or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within fifteen (15) days after notice of filing, shall cause it to be discharged of record or bonded, at Tenant’s option.

16.	USE OF PREMISES:

Tenant may use and occupy the Premises only for the express and limited purposes listed in Section 1 of this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or Building, or any nuisance or any other act which may disturb the quiet enjoyment of any other tenant in the Building.

17.	RULES & REGULATIONS:

Tenant covenants and agrees that Tenant, its employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and Regulations as Landlord or Landlord’s agents may, after notice to Tenant, from time to time adopt with respect to the Building, uniformly applied and enforced among all tenants.

18.	GOVERNMENTAL REGULATIONS:

Tenant shall, in the use and occupancy of the Premises, comply with all applicable laws, ordinances, notices and regulations of all governmental and municipal authorities, and with the regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant’s business at the Premises. Nothing in the foregoing shall require the Tenant to perform any work or make any improvements or repairs which the Landlord is required to make pursuant to other provisions of this Lease, unless the same are required by Tenant’s particular use of the Premises or any alterations or improvements made by Tenant.

19.	SIGNS:

Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior thereof, no signs shall be erected by Tenant anywhere upon the Premises, Building or Property. Landlord shall have the right to approve all signs prior to their installation. Design, including size, lettering, colors, and location shall be submitted to the Landlord for approval prior to installation. Signs located wholly within the interior of the Premises and not visible from the exterior thereof are excepted from this provision.

20.	LANDLORD’S ENTRY:

Landlord and its agents, contractors and invitees shall have the right to enter the Premises at all reasonable times with reasonable notice to inspect the same, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto, provided Landlord will only exhibit the Premises to prospective tenants in the last year of the Term. All such entry shall be at the sole risk of the person so entering and Tenant shall not be liable to any person for any damages or losses suffered by such person during or as a result of such entry. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected; however, Landlord agrees (except in the case of Tenant’s default hereunder) that all repair work (excepting only emergency work or work which must, in Landlord’s judgment, be performed on an urgent basis) by Landlord shall be performed in a reasonable manner at reasonable times.

21.	INDEMNIFICATION:

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, costs, claims, suits, actions and causes of action, whether legal or equitable (including reasonable counsel fees and expenses incurred in defense of any of the foregoing) sustained or arising by reason of Tenant’s default in any of its obligations hereunder, any misrepresentation of Tenant, or of the fault or neglect of Tenant or of the failure by Tenant or any of its officers, agents, employees or invitees to fulfill any duty toward the public, or any person or persons whomsoever, which Tenant by reason of its occupancy, use or ownership of the Premises, may owe.

Landlord shall indemnify, defend and hold Tenant harmless from and against any and all losses, costs, claims, suits, actions and causes of action, whether legal or equitable (including reasonable counsel fees and expenses incurred in defense of any of the foregoing) sustained or arising by reason of Landlord’s default in any of its obligations hereunder, any misrepresentation of Landlord herein, or of the fault or neglect of Landlord or of the failure by Landlord or any of its officers, agents, employees or invitees to fulfill any duty toward the public, or any person or persons whomsoever, which Landlord by reason of its ownership of the Premises, may owe.

22.	CURING TENANT’S DEFAULTS:

If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord’s other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if deemed necessary by Landlord. Tenant, upon demand of Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord’s efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

23.	DEFAULT:

(A)

Subject to Tenant’s Right to Cure, if (i) Tenant fails to pay any installment of Base Rent when due within five (5) days after written notice from Landlord that the same is due, provided Landlord shall not be obligated to provide written notice of Tenant’s late payment of Base Rent more than two (2) times in any twelve (12) month period, and a default shall occur automatically upon the third and each subsequent failure of Tenant to pay Base Rent when due in such twelve (12) month period, (ii) Tenant fails to pay any Additional Rent when due and such failure continues for a period of ten (10) days after written notice from Landlord, (iii) Tenant abandons or vacates the Premises, (iv) Tenant fails to observe or perform any of Tenant’s other obligations herein contained and such failure continues for more than fifteen (15) days after written notice from Landlord or such longer period as may be necessary so long as Tenant has commenced curing such default and is using diligent efforts to cure the same, (v) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law, (vi) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within thirty (30) days, (vii) Tenant is adjudicated a bankrupt, (viii) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease, or (ix) any attachment or execution is filed or levied against a substantial part of Tenant’s assets or Tenant’s interests in this Lease or any of Tenant’s property in the Premises which is not dismissed or satisfied within forty-five (45) days, then in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder, and, at the option of Landlord, in addition to all other legal and equitable remedies: (a) the balance of the Base Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder shall be deemed to be due payable and in arrears, as if payable in advance hereunder; or (b) this Lease and the Term shall, without waiver of Landlord’s other rights and remedies, terminate without any right of Tenant to save the forfeiture. Any acceleration of the rent by Landlord shall not constitute a waiver of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent upon Landlord’s demand, then Landlord may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises with or without legal process, breaking locks and replacing locks, and removing Tenant’s and any third party’s property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable.

(B)

Following such termination for an Event of Default, Landlord shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Landlord may elect, but Landlord shall have no obligation to rent the Premises so long as Landlord (or any related entity) has other comparable vacant space available for leasing in the general geographical area of the Premises.

(C)	Landlord shall have the right to confess judgment in accordance with Section 35 hereof.

(E)

Tenant expressly waives: (i) all rights under the Landlord and Tenant Act of 1951, and all supplements and amendments thereto; and (ii) the right to three (3) months’ or fifteen (15) or thirty (30) days’ notice required under certain circumstances by the Landlord and Tenant Act of 1951, Tenant hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.

(F)

No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant’s obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord’s acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant’s obligations then due hereunder any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant’s obligations hereunder.

24.	QUIET ENJOYMENT:

So long as no Event of Default then exists hereunder, Tenant’s quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

25.	ASSIGNMENT OR SUBLETTING:

Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written approval, which Landlord agrees not unreasonably to withhold. It will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business not to be consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building.

Tenant’s request for approval shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

Within thirty (30) days from receipt of such request Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant’s interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant’s interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

Each assignee or sublessee of Tenant’s interest hereunder shall assume and be deemed to have assumed this Lease and shall be liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant’s part to be observed and performed for the portion of the Premises assigned or sublet. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

Tenant shall pay to Landlord, as Additional Rent hereunder, one hundred percent (100%) of all subrents or other sums or economic consideration received by Tenant (after deducting Tenant’s reasonable costs of re-letting), whether denominated as rentals or otherwise, in excess of the monthly sums which Tenant is required to pay under this Lease.

Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

26.	SUBORDINATION:

This Lease is and shall be subject and subordinate at all times to any lease under which Landlord is in control of the Premises, to the rights of the owners of the Building and Property, and to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building and Property, and all advances, amendments and replacements thereof, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten days following the request of

Landlord or Landlord’s mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenant’s agreement to attorn to the holder of such prior right. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates. If any mortgage is foreclosed, then Tenant will attorn to and recognize the mortgagee or purchaser at foreclosure sale as Tenant’s landlord for the Term. At no time shall such any Subordination affect Tenant’s quiet and peaceful enjoyment of the Premises so long as Tenant is not in default hereunder.

27.	TENANT’S CERTIFICATE:

At any time and from time to time, within ten (10) business days after Landlord shall request the same, Tenant, without charge or expense to Landlord, will execute, acknowledge and deliver to Landlord and to such mortgagee or other party as may be designated by Landlord, a certificate in such form as is attached hereto as Exhibit “C”. In the event that Tenant fails to provide such certificate within ten (10) business days after request by Landlord therefor, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

28.	ACCEPTANCE; SURRENDER:

By entry and possession of the Premises, Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage caused by fire or other insured casualty.

29.	HOLDING OVER:

This Lease shall expire absolutely and without notice on the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Base Rent and Additional Rent due hereunder. If such holding over exists without Landlord’s prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to 200% of the Base Rent and Additional Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

30.	NOTICES:

All notices, requests and consents herein required or permitted from either party or the other shall be in writing and shall be deemed given on receipt by either party via the United States Postal Service, registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other.

31.	BROKER:

Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease except for Precision Realty Group (“Broker”) on behalf of Tenant, and each party agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim including, without limitation, the cost of counsel fees in connection therewith. All brokerage commissions payable to Broker shall be paid by Landlord pursuant to a separate commission agreement.

32.	DEFINITION OF PARTIES:

The word “Landlord” is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as it would have had it originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after it ceases to hold a fee or leasehold interest in the Premises, except for obligations which may have theretofore accrued; and in all events, Tenant shall look solely to the Premises and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person. Any sale or other transfer by Landlord of all or any portion of its interest in the Property and/or in this Lease shall be conditioned upon the agreement of such transferee to assume all of Landlord’s obligations hereunder and to accept such transfer subject to all terms and conditions of this Lease and Tenant’s rights hereunder. The word “Tenant” is used herein to include the party named above as Tenant as well as its or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

33.	ENTIRE AGREEMENT; INTERPRETATION:

This Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions used herein are for convenience only, and are not part of the Lease. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania. Exhibits “A”, “B”, “C” and “D” are attached hereto and made a part hereof.

34.	SUBMISSION OF LEASE TO TENANT:

The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, shall not constitute a lease or agreement to enter in to a lease (even if such term is less than three (3) years in duration), nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof by Landlord to Tenant or Tenant’s representative.

35.	CONFESSION OF JUDGMENT:

(A)	INTENTIONALLY OMITTED

(B)

TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD IN THIS COMMONWEALTH OR ELSEWHERE TO APPEAR FOR TENANT UPON OR AFTER THE EXPIRATION OF THE TERM OF THIS LEASE (OR ANY EXTENSION OR RENEWAL THEREOF), OR UPON OR AFTER THIS LEASE HAS TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT ON THE PART OF TENANT HEREUNDER, TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, AND THEREIN TO CONFESS JUDGMENT IN EJECTMENT FOR POSSESSION OF THE DEMISED PREMISES HEREIN DESCRIBED, FOR WHICH THIS LEASE AND THE APPOINTMENTS HEREIN SHALL BE SUFFICIENT WARRANT; THEREUPON, IF LANDLORD SO DESIRES, AN APPROPRIATE WRIT OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED IT SHALL BE DETERMINED THAT POSSESSION OF THE DEMISED PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE OR OF TENANT’S RIGHT OF POSSESSION AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND TO CONFESS JUDGMENT (FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES BY LANDLORD AS HEREINBEFORE PROVIDED. THE FOREGOING WARRANT SHALL NOT BE EXHAUSTED BY ANY ONE EXERCISE THEREOF BUT SHALL BE EXERCISABLE FROM TIME TO TIME AND AS OFTEN AS THERE IS ANY ONE OR MORE EVENTS OF DEFAULT OR WHENEVER THIS LEASE AND THE TERM OR ANY EXTENSION OR RENEWAL THEREOF SHALL HAVE EXPIRED, OR TERMINATED ON ACCOUNT OF ANY EVENT OF DEFAULT BY TENANT HEREUNDER. THE TENANT AGREES THAT THE POWER TO CONFESS JUDGMENT GRANTED BY THIS PARAGRAPH IS COUPLED WITH AN INTEREST, AND IS THEREFORE IRREVOCABLE.

IN ANY SUCH ACTION, A TRUE COPY OF THIS LEASE SHALL BE SUFFICIENT WARRANT, AND IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

TENANT ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT. BEING FULLY AWARE OF TENANT’S RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST TENANT BY LANDLORD HEREUNDER BEFORE JUDGMENT IS ENTERED, TENANT HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD’S ENTERING JUDGMENT AGAINST TENANT BY CONFESSION PURSUANT TO THE TERMS OF THIS LEASE.

(C)

TENANT ALSO ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, FORECLOSE UPON, ATTACH, LEVY OR OTHERWISE SEIZE PROPERTY (REAL OR PERSONAL) OF THE UNDERSIGNED IN FULL OR PARTIAL PAYMENT OR OTHER SATISFACTION OF THE JUDGMENT. BEING FULLY AWARE OF TENANT’S RIGHTS AFTER JUDGMENT IS ENTERED (INCLUDING THE RIGHT TO MOVE OR PETITION TO OPEN OR STRIKE THE JUDGMENT), THE UNDERSIGNED HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD’S TAKING SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW, AND ACKNOWLEDGES THAT THE LANDLORD MAY CAUSE PROPERTY OF THE TENANT TO BE SEIZED AND SOLD WITHOUT PRIOR NOTICE TO TENANT. WITHOUT LIMITING THE FOREGOING, TENANT SPECIFICALLY WAIVES THE NOTICES AND NOTICE REQUIREMENTS OF RULES 2956.1, 2958.1, 2958.2, 2958.3, 2973.1, 2973.2, AND 2973.3.

VERRICA PHARMACEUTICALS INC.

Witness:		By:
Name:	Christopher G. Hayes, Esq	Name:	Ted White, President & CEO

-SIGNATURE PAGE TO FOLLOW-

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

LANDLORD:

44 WEST GAY LLC

WITNESS:	/s/ Matthew J. Adams	By:	/s/ Eli A. Kahn
		Name/Title:	Eli A. Kahn, Member
		Date:	July 1, 2019

TENANT:

VERRICA PHARMACEUTICALS INC.

WITNESS:	/s/ Christopher G. Hayes	By:	/s/ Ted White
	Christopher G. Hayes, Esq	Name/Title:	Ted White, President & CEO
	July 1, 2019	Date:	July 1, 2019

Exhibit “A”

Premises/Floor Plan

Exhibit “B”

Office / Retail Space Allocations

Exhibit “C”

ESTOPPEL CERTIFICATE

________________________________________

________________________________________

________________________________________

________________________________________

Re:

That certain Lease dated _____________________, 20 ___, by and between ___________________, a _________________, as Landlord, and ______________________________, a ___________________, as Tenant for a _____________ (__________) year term which commenced on ________________, 20 ___, and will terminate on __________________, 20___, (the Lease) of the premises commonly referred to as Suite ____________ containing ______________ rentable square feet of the building (the Leased Premises) commonly known as ______________________________________ (the Project).

Gentlemen:

Tenant hereby certifies that the above description of the Lease, and the description of the Leased Premises therein demised, is a true and correct description of the same and that the Lease constitutes the only agreement between Landlord and Tenant with respect to the Leased Premises.

Tenant hereby certifies, acknowledges and agrees as follows:

1.	Tenant’s monthly rent under the Lease is $___________.

2.	Tenant’s payment to Landlord for Operating Expenses under the Lease is currently $______________ per __________________.

3.	Tenant’s last payment of rent was made for the rental payment due _________________________.

4.	No rent has been paid by Tenant in advance under the Lease except for ________________________ and Tenant has no claim of offset or credits against rentals under the Lease.

5.	A security deposit of $_________________ has been made with Landlord.

6.	Tenant is entitled to the following renewal options under the Lease: __________________________________________.

7.	The following uncompleted tenant improvement work on the Leased Premises is required to be performed by [Tenant] [Landlord]:

8.

The Lease is in full force and effect; Tenant has accepted the Leased Premises, presently occupies the same, and is paying rent on a current basis; to the best of Tenant’s knowledge, Tenant has no set-offs, claims, or defenses to the enforcement of the Lease; and there are no periods of free rental applicable to the term of the Lease except:__________________.

9.

Tenant hereby represents and warrants to Lender that, other than those contained in writing in the Lease, there have been no representations, warranties or covenants made by Landlord to Tenant, either oral or in writing.

10.

To the best of Tenant’s knowledge, Tenant is not in default in the performance of the Lease, has not committed any breach of the Lease, no notice of default has been given to Tenant, and Tenant is not the subject of any federal or state, bankruptcy, insolvency or liquidation proceeding.

11.

To the best of Tenant’s knowledge, Landlord is not in default in the performance of the Lease, has not committed any breach of the Lease, no notice of default has been given to Landlord, and Landlord has fulfilled all representations and warranties and all finish work on the Leased Premises required of Landlord as of the date hereof.

12.	There have been no amendments, modifications, extensions or renewals of the Lease except as follows:

13.

To the best of Tenant’s knowledge, its use of the Leased Premises during its lease term has complied and will continue to comply with all applicable federal, state and local laws, rules and regulations, including environmental and life safety laws, rules and regulations.

Very truly yours,

_______________________________________

By:____________________________________

Its:____________________________________

EXHIBIT “D”

CLEANING SPECIFICATIONS

JANITORIAL SPECIFICATIONS – 44 WEST

I. Office Areas

Daily

-Empty all waste and recyclable material containers and transport collected waste to designated area for disposal. Reline containers as necessary.
-Spot clean walls, doors, door jams and frames as needed to remove soil, finger marks and smudges.
-Dust exposed ledges, sills and counters.
-Dust exposed furniture horizontal surfaces.
-Spot clean glass panels in doors, display cases, and directories.
-Dust mop hard or resilient tile floors.
-Damp mop hard or resilient tiled floors to remove spillage.
-Fully vacuum carpeting in executive office areas.
-Vacuum carpeted traffic lanes. Remove spots as needed.
-Clean building entrance door glass, both sides.
-Clean and sanitize drinking fountains.

Bi-Annually

-Dust air vents and return grilles.
-Dust window blinds.
-Clean partition glass.

II. Restrooms

Daily

-Empty all waste containers and transport to designated area for disposal. Reline containers. Wash and/or polish exterior of container as required.
-Thoroughly clean all porcelain fixtures using sanitizing solution.
-Damp clean all ledges, sills, counters.
-Dust tops of partitions. Spot clean all partitions.
-Dust furniture, sanitary dispensing units, heaters, etc.
-Clean and polish bright metal.
-Sweep floors. Damp mop using quaternary ammonia based sanitizing solution.
-Spot clean light switches, walls, doors, door frames and jams to remove soil, finger marks and smudges.

Weekly

-Fully vacuum all carpeted floors, including corners and edges.
-Fully damp mop hard and resilient surfaced floors.
-Dust tops of partitions, high shelves and ledges.
-Dust window sills.

III. Cafeteria, Break, Vending, Coffee Areas and Lounge Area

Daily

-Empty all waste and recyclable material containers and transport collected waste to designated area for disposal. Reline containers as necessary.
-Spot clean walls, doors, door jams and frames as needed to remove soil, finger marks and smudges.
-Dust ledges, sills and counters.
-Damp wipe table tops.
-Spot clean chairs to remove crumbs, spills and soil.
-Dust mop hard or resilient tiled floors.
-Damp mop hard or resilient tiled floors to remove spillage.
-Fully vacuum carpeted floor surfaces.
-Place used cups in dishwasher.
-Clean microwave.
-Clean emptied refrigerator on request.

Weekly

-Detail vacuum all carpeted floors, including corners and edges.
-Dust window sills and ledges.

Quarterly

-Dust window blinds.
-Dust air vents and return grilles.

IV. Storage/File Rooms

Daily
-Empty all waste and recyclable material containers and transport collected waste to designated area for disposal. Reline container as necessary

Weekly
-Spot clean walls, doors, door jams and frames as needed to remove soil, finger mark as and smudges.